Exhibit 10.33

AUTOMATIC DATA PROCESSING, INC. 2008 OMNIBUS AWARD PLAN
FORM OF DEFERRED STOCK UNIT AWARD AGREEMENT

     AUTOMATIC DATA PROCESSING, INC. (the “Company”), pursuant to the 2008 Omnibus Award Plan (the “Plan”), hereby irrevocably grants you (the “Participant”), on XXXX XX, 20__, a forfeitable deferred stock unit award (the “Deferred Stock Unit Award”), subject to the restrictions, terms and conditions herein.

     WHEREAS, the Participant is a participant in the one-year performance-based restricted stock program of the Company for the Company’s 20__ fiscal year (the “PBRS Program”);

     WHEREAS, the Participant has previously elected to defer all or a portion of the award of common stock, par value $0.10 per share, of the Company (that would otherwise have been deliverable on the date hereof in respect of the PBRS Program) pursuant to the terms of the Automatic Data Processing, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”); and

     WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Deferred Stock Unit Award agreement (this “Agreement”).

     NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Terms and Conditions.

     (a) Credit to Deferred Compensation Plan. In accordance with the Deferred Compensation Plan, the Company shall credit the Participant with the number of Company stock units equal to the number of shares of common stock of the Company earned by the Participant under the PBRS Program and which the Participant previously elected to defer under the Deferred Compensation Plan.

     (b) Vesting. Subject to the Deferred Compensation Plan and the other terms and conditions contained in this Agreement, the restricted period with respect to your Deferred Stock Unit Award shall lapse on XXXX XX, 20__.

     (c) Settlement; Dividend Equivalents. The Deferred Stock Unit Award shall be settled at such time and in such manner as provided in accordance with the election made by the Participant and pursuant to the terms of the Deferred Compensation Plan, and any shares of common stock of the Company in respect thereof shall be deemed issued under the Plan. Until shares of common stock of the Company are delivered to the Participant in respect of the settlement of the Deferred Stock Unit Award, at no time shall the Participant be deemed for any purpose to be the owner of shares of common stock of the Company in connection with the Deferred Stock Unit Award and the Participant shall have no right to dividends in respect of the Deferred Stock Unit Award. However, the Participant shall be entitled to receive dividend equivalents in respect of the Company stock units credited to the Participant’s account in accordance with the terms of the Deferred Compensation Plan.

     (d) Book Entry. The Committee shall cause the shares of common stock of the Company (issuable in respect of the Deferred Stock Unit Award that vests pursuant to Section 1(b) and become deliverable in accordance with the Deferred Compensation Plan and the Participant’s deferral election) to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions.

     (e) Forfeiture. Except as otherwise determined by the Committee in its sole discretion, the unvested Deferred Stock Unit Award shall be forfeited without consideration to the Participant upon the Participant’s termination of employment with the Company or its Affiliates for any reason (and the Participant shall forfeit any rights to receive any shares of common stock of the Company in respect of the Deferred Stock Unit Award under the Plan or the Deferred Compensation Plan). In accordance with the Deferred Compensation Plan, the Participant shall not forfeit any dividend equivalents accumulated in respect a forfeited Deferred Stock Unit Award.

2. Restrictive Covenant; Clawback; Incorporation by Reference.

     (a) Restrictive Covenant. The effectiveness of the Deferred Stock Unit Award granted hereunder is conditioned upon (i) the Participant having executed and delivered a restrictive covenant to the Company in connection with any previous grant by the Company of any restricted stock or deferred stock units, or (ii) the execution and delivery by the Participant within six months from the date of this Deferred Stock Unit Award of the restrictive covenant furnished herewith. If the Company does not receive the signed (whether electronically or otherwise) restrictive covenant within such six-month period, this Deferred Stock Unit Award shall be terminable by the Company.

     (b) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Deferred Stock Unit Award may be forfeited without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, forfeit any gain realized in respect of the shares of common stock of the Company delivered in respect of the Deferred Stock Unit Award (which gain shall be deemed to be an amount equal to the Fair Market Value on the date on which such shares were delivered to the Participant), and repay such amount to the Company.

     (c) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

3. Compliance with Legal Requirements. The granting and delivery of the Deferred Stock Unit Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

4. Transferability. The Deferred Stock Unit Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate.

5. Miscellaneous.

     (a) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

     (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     (c) No Right to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.

     (d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

     (e) Entire Agreement. This Agreement, the Plan and the Deferred Compensation Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan or the Deferred Compensation Plan.

     (f) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

     (g) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

AUTOMATIC DATA PROCESSING, INC.

By:
Name:
Title:

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